EXHIBIT 99.1

Corporate Update

May 16, 2017

SKY PETROLEUM, INC (SKPI:OTC) is an international energy business concentrating on exploration and production, trading and advisory services. Its management and board have extensive experience successfully working in North Africa, Europe, and the Far and Middle East. Sky Petroleum has been exploring opportunities in the Maghreb in the past 2 years and has a significant amount of geological, structural and seismic interpretation data.

Present Activities

While the company has appeared dormant over the last few years, Sky Petroleum’s management has been aggressively seeking and securing important key alliances.   For the past few years Sky Petroleum has been working with both private and public entity partners to develop new strategies and opportunities related to energy infrastructure projects.  Additionally, Sky Petroleum has been seeking and developing partnerships and other potential strategic alliances needed to either rebuild or create new energy producing and management projects, including clean coal Energy production, wind and other alternative energy methods as well as oil and gas E&P.

Sky Petroleum has project commitments and is entering into agreements for projects within Sub-Saharan and  West Africa . We believe these projects have the potential to produce significant and consistent revenue for the company.

With the changing dynamics and notable restructuring of the entire energy industry over the last ten years, Sky Petroleum believes that companies in this field must be highly opportunistic, operationally nimble and alliance friendly. Sky Petroleum's crude oil and products trading business is also a development focus and potentially offers significant growth for the company.

Sky Petroleum is working with one of his partners to supply certain areas in continental Africa with advanced renewable energy technologies, currently focused on Clean Coal Power.

Looking Ahead

Sky Petroleum's board of directors have been patient with the timing of growth and corporate developments. The growth strategy is further assisted by current market demands and development potential opportunities. The board believes that the strategy is on course and with further work to enhance the portfolio of opportunities for growth, and is also reviewing its significant tax loss carry.

As several new governments are eager to improve and create new energy assets, Sky Petroleum believes that, through its experience, leadership, and extensive relationships, it is well positioned to play a key role in these developments.

About Sky Petroleum

Sky Petroleum, Inc. was founded in 2004 in Austin, Texas and has offices in Dallas, London, Dubai and Tunisia.  Sky Petroleum is an oil and gas exploration and production company with interests in upstream trading activities globally. Sky Petroleum has been active in several areas of the world over the past decade, including offshore oil production on the coast of the Emirate of

Sharjah in the Arabian Gulf (which ceased production in 2009).  Sky Petroleum held concessions over three onshore oil exploration blocks in Albania, formerly owned by OMV (an Austrian oil company), these concessions were terminated by the Albanian Government in 2011.  Sky Petroleum was also a shareholder of Concorde Oil & Gas, which held Russian oil fields located in Luzkoye and Chikshina in the Timan-Pechora basin, west of the Aural Mountains, until these assets were sold to Kuwait Energy Plc, a company that Sky Petroleum remains a shareholder.

Look for future announcements for SKY PETROLEUM, INC. (SKPI:OTC)

Contact Information

Investor Relations
Ron Miller
RMiller@skypete.com

Sky Petroleum, Inc
17330 Preston Road, Unit 200
 Dallas, Texas 75252
Phone:  (469) 319-1300
Attn:  Karim Jobanputra, CEO

Safe Harbor

Except for historical information, the matters set forth herein, which are forward-looking statements, including the focus of Sky Petroleum’s business and its ability to implement its business strategy, statements related to seeking and securing important key alliances, securing private and public entity partners to develop new strategies and opportunities related to energy infrastructure projects, developing strategic alliances needed to either rebuild or create new energy producing and management projects, its expectation that it will develop as a leading  partner for several large projects, its ability to enter into agreements for projects within Sub-Saharan and  West Africa and India and other statements contained in this press release.  Forward looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to,  government regulation, enforceability of contractual rights, the competitive environment within the oil and gas industry, the extent and cost effectiveness with which Sky Petroleum is able to implement exploration and development programs in the oil and gas industry, obtaining drilling equipment on a timely fashion, commodity price risk, and the market acceptance and successful technical and economic implementation of Sky Petroleum's intended plan. Additional discussion of these and other risk factors affecting the company's business and prospects that may be contained in the company's periodic filings with the SEC.

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